Starr Indemnity & Liability Company 399 Park Avenue

8th Floor
New York, NY 10022

CVS FL 10571 EX (8/09)

399 Park Avenue, 8th Floor
New York, NY 10022

2/18/11

Mary Coughlin
Willis Executive Risks
Three Copley Place, Suite 300
Boston, MA 02116

RE:	All Fidelity Funds SISIXFL21025310

Dear Mary:

Enclosed please find an electronic copy of the above captioned policy. Please let me know if you would like the hard copies, as well.

Thank you for your business, and please do not hesitate to contact me with any questions or concerns.

Regards,

Starr Indemnity & Liability Company

399 Park Avenue
New York, NY 10022
(646) 227-6377

EXCESS INSURANCE
FOLLOWING FORM POLICY

POLICY NUMBER: SISIXFL21025310
RENEWAL OF: N/A

NOTICE: EXCEPT TO SUCH EXTENT AS MAY OTHERWISE BE PROVIDED HEREIN, THE COVERAGE OF THIS POLICY MAY ONLY APPLY TO THOSE CLAIMS THAT ARE FIRST MADE AGAINST THE INSUREDS DURING THE POLICY PERIOD AND REPORTED IN WRITING TO THE INSURER PURSUANT TO THE TERMS HEREIN.

NOTICE: THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGMENTS OR SETTLEMENTS SHALL BE REDUCED AND MAY BE EXHAUSTED BY AMOUNTS INCURRED FOR DEFENSE COSTS. AMOUNTS INCURRED FOR DEFENSE COSTS SHALL BE APPLIED AGAINST THE RETENTION AMOUNT, IF ANY.

NOTICE: PLEASE READ THIS POLICY CAREFULLY AND DISCUSS THE COVERAGE HEREUNDER WITH YOUR INSURANCE AGENT OR BROKER.

_____________________________________________________________________________________

DECLARATIONS

ITEM 1:	NAMED INSURED:	All Fidelity Funds
ADDRESS:		82 Devonshire Street, F3D
Boston, MA 02109
ITEM 2:	POLICY PERIOD:	From: July 1, 2010	To: July 1, 2011
(12:01 a.m. Standard Time at the address stated in Item 1)
ITEM 3:	LIMIT OF LIABILITY:	$10,000,000 part of $15,000,000 excess of $85,000,000
aggregate for all coverages combined (including Defense Costs)

ITEM 4:		UNDERLYING COVERAGES, UNDERLYING POLICIES & UNDERLYING INSURERS:
COVERAGE: Excess Investment Company Bond

Primary Policy:
Insurer	Policy Number	Limits	Policy Period
National Union Fire	01-986-29-38	$15,000,000	July 1, 2010-
Insurance Company of			July 1, 2011
Pittsburgh, Pa.

CVS FL 11000 EX (10/08)

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DECLARATIONS (continued)					POLICY NO.: SISIXFL21025310

Excess Policy(ies):

Insurer		Policy Number		Limits	Policy Period
Westchester Fire		DOX G21661612 005		$10,000,000 excess of	July 1, 2010-
Insurance Company				$15,000,000	July 1, 2011
Everest National		FL5FD00012-101		$10,000,000 excess of	July 1, 2010-
Insurance Company				$25,000,000	July 1, 2011
ICI Mutual Insurance		87153310	B	$15,000,000 excess of	July 1, 2010-
Company				$35,000,000	July 1, 2011
Endurance Specialty		P006738005		$15,000,000 excess of	July 1, 2010-
Insurance Ltd.				$50,000,000	July 1, 2011
St. Paul Mercury		469PB0983		$10,000,000 excess of	July 1, 2010-
Insurance Company				$65,000,000	July 1, 2011
Continental Casualty		287042220		$10,000,000 excess of	July 1, 2010
Company				$75,000,000	July 1, 2011

ITEM 5:	PENDING OR PRIOR DATE:			August 1, 2008

ITEM 6:	PREMIUM:	$41,500

ITEM 7:	A.			DISCOVERY PERIOD/EXTENDED
	REPORTING PERIOD PREMIUM:				150% of premium set forth in Item 6 above

	B.			DISCOVERY PERIOD/EXTENDED
	REPORTING PERIOD:			12 months

ITEM 8:	ADDRESS OF INSURER AND ITS AUTHORIZED AGENTS FOR
	NOTICES UNDER THIS POLICY

A.	Claims-Related Notices
	LVL	CLAIMS SERVICES, LLC
	111	JOHN STREET
	SUITE	1500
	NEW	YORK, NEW YORK 10038
	e-mail:	notice@lvlclaims.com
B.	All Other Notices
	To	the Insurer:
STARR INDEMNITY & LIABILITY COMPANY ATTN: FINANCIAL LINES DEPARTMENT 399 PARK AVE. 8TH FLOOR
NEW YORK, NY 10022

CVS FL 11000 EX (10/08)

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DECLARATIONS (continued)

POLICY NO.:SISIXFL21025310

In Witness Whereof, the Insurer has caused this policy to be executed and attested, but this policy shall not be valid unless countersigned by a duly authorized representative of the Insurer.

CVS FL 11000 EX (10/08)

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Starr Indemnity & Liability Company

EXCESS INSURANCE

FOLLOWING FORM POLICY

In consideration of premium paid and subject to the Declarations and Endorsements made a part hereof and the terms, conditions and limitations set forth herein and therein, Starr Indemnity & Liability Company (herein referred to as the “Insurer”), agrees as follows:

I.	INSURING CLAUSE
	The	Insurer shall pay the individuals and entities insured under the Primary Policy (also referred to
	herein	as the “Insured”) for loss after exhaustion by payments of all applicable underlying limits
	solely	as a result of payment of losses covered thereunder by either the Underlying Insurers as
	specified	in Item 4 of the Declarations or the Insureds, subject to:
	A.	the terms and conditions of the Primary Policy as in effect the first day of the Policy Period;
	B.	the Limit of Liability as stated in Item 3 of the Declarations; and
	C.	the terms and conditions of, and the endorsements attached to, this Policy.
	Notwithstanding	the above, this Policy shall not provide coverage broader than that provided by any
	Underlying	Policy listed in Item 4 of the Declarations, unless such broader coverage is specifically
	agreed	to in writing by the Insurer herein or in a written endorsement attached hereto.
II.	TERMS AND CONDITIONS
	A.	DEFINITIONS
Terms defined in the Primary Policy are used in this Policy with the meaning assigned to them in the Primary Policy unless otherwise indicated.
“Claim” shall have the same meaning as defined in the Primary Policy.
“Defense Costs” shall have the same meaning as the following defined term in the Primary Policy: Defense Costs; Defense Expenses; or Claims Expenses.
	B.	PUNITIVE DAMAGES COVERAGE
This Policy shall cover punitive damages to the same extent punitive damages are covered under the Primary Policy.
	C.	PENDING OR PRIOR EXCLUSION
This Policy shall follow any exclusion in the Primary Policy regarding pending or prior litigation, administrative, regulatory or other proceedings, investigations, demands, suits, orders, decrees or judgments. The applicable date for determining whether any such matter is “pending or prior” for the purpose of such exclusion in this Policy shall be the Pending or Prior Date set forth in Item 5 of the Declarations.

CVS FL 11001 EX (10/08)

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D.	LOSS PROVISIONS
	1.	This Policy shall follow the notice of Claim provisions of the Primary Policy, except as stated otherwise herein.
	2.	Notice hereunder shall be given to the Insurer’s authorized agent identified in Item 8 of the Declarations.
	3.	The Insured shall provide the Insurer with such information, assistance and cooperation as the Insurer may reasonably request and as shall be in the Insured’s power to provide and shall do nothing that may prejudice the Insurer’s position or potential rights of recovery.
	4.	The Insurer shall have the sole right to investigate, adjust, and settle its portion of any Claims or losses arising under this Policy and it shall not be bound by the Claim or loss decisions made by any other insurer. The Insurer shall have the right, in its sole discretion, but not the obligation, to effectively associate with the Insured in the defense and settlement of any Claim that appears to be reasonably likely to involve this Policy, including but not limited to effectively associating in the negotiation of a settlement. Only those settlements, stipulated judgments and Defense Costs which have been consented to by the Insurer shall be recoverable as loss under the terms of this Policy. The Insurer's consent shall not be unreasonably withheld, provided that the Insurer shall be entitled to effectively associate in the defense and the negotiation of any settlement of any Claim in order to reach a decision as to reasonableness.
E.	REPRESENTATIONS AND WARRANTY STATEMENTS
	It	is a condition precedent to the Insurer’s obligations under this Policy, and the Insured agrees,
	that	all applications, warranty statements, together with attachments and any other materials
	submitted	for this Policy and any Underlying Policy, shall be deemed attached to and made a part
	of	this Policy. The Insurer has relied on all such materials, representations and information as
	being	accurate and complete in issuing this Policy.
F.	FOLLOWING FORM
	1.	This Policy, except as herein stated, is subject to all terms, conditions, agreements and limitations of the Primary Policy in all respects as in effect on the date hereof. The Insured shall furnish to the Insurer copies of all proposed rewrites or changes by endorsement or otherwise to the Primary Policy. The Insured agrees that should any change to the Primary Policy or any Underlying Policy made by rewrite, endorsement or otherwise, this Policy shall not be changed without the prior written consent of the Insurer, which consent shall be at the sole discretion of the Insurer. It is further agreed that should any change of this Policy be consented to by the Insurer, then the premium hereon may be adjusted accordingly.
	2.	In the event of the depletion of the limits of liability of the Underlying Policy(ies) solely as a result of payment of losses covered thereunder, by the Underlying Insurers and/or the Insureds, this Policy shall, subject to the Limit of Liability set forth in Item 3 of the Declarations and to the other terms of this Policy, continue to apply for subsequent losses as excess insurance over the amount of insurance remaining under such Underlying Policy. In the event of the exhaustion of all of the limits of liability of such Underlying Policy(ies) solely as a result of payment of losses covered thereunder, by the Underlying Insurers and/or the Insureds, the remaining limits available under this Policy shall, subject to the Limit of Liability as set forth in Item 3 of the Declarations and to the other terms of this Policy,

CVS FL 11001 EX (10/08)

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continue for subsequent losses as primary insurance and any retention specified in the Underlying Policy shall be imposed under this Policy.
	3.	The Insurer’s obligations under this Policy shall not be increased, expanded or otherwise changed, nor shall the Insurer drop down for any reason, including but not limited to the receivership, insolvency, or inability or refusal to pay of any Underlying Insurer, the cancellation of any Underlying Policy or the existence of a sub-limit of liability in any Underlying Policy. In the event of the receivership, insolvency, or inability or refusal to pay of any Underlying Insurer, or the cancellation of any Underlying Policy, the Insured may pay any losses otherwise payable under such Underlying Policy and such payments by the Insured shall be deemed to apply toward exhaustion of the limits of liability of the Underlying Policy for purposes of coverage under this Policy. In the event a sub-limit of liability exists in the Underlying Policy, any payments of loss that are subject to such a sub-limit shall be deemed to apply toward exhaustion of the limits of liability of the Underlying Policy for purposes of coverage under this Policy.
G.	CANCELLATION OF UNDERLYING POLICY
	The	Insured shall give notice to the Insurer as soon as practicable of the cancellation of any
	Underlying	Policy.
	In	the event any Underlying Policy shall be cancelled by the insurer thereon (other than for non-
	payment	of premium), this Policy shall continue in full force and effect for the remainder of the
	Policy	Period and the Insurer shall be liable to the same extent that it would have been liable if
	such	Underlying Policy had remained in effect.
H.	CANCELLATION CLAUSE
	This	Policy shall follow the cancellation terms of the Primary Policy except that in the event the
	Insurer	cancels this Policy for non-payment of premium, this Policy shall be void as of the
	inception	date of the Policy Period.
I.	DISPUTE RESOLUTION PROCESS
	In	the event of any disputes or differences which may arise under or in connection with this
	Policy,	whether arising before or after termination of this Policy, including any determination of
	the	amount of loss, the Insurer and the Insured agree to participate in a non-binding mediation
	process	to resolve such disputes or differences. Either party shall have the right to commence a
	judicial	proceeding or, if the parties agree, a binding arbitration proceeding to resolve such
	disputes	or differences. However, such judicial or arbitration proceeding shall not be commenced
	until	at least ninety (90) days after the date the non-binding mediation shall be deemed concluded
	or	terminated.
	Any	binding arbitration proceeding commenced pursuant to this paragraph I. shall be submitted to
	the	American Arbitration Association under or in accordance with its then-prevailing Commercial
	Arbitration	Rules, in which the arbitration panel shall be composed of three disinterested
	individuals.	In either mediation or arbitration, the mediator(s) or arbitrators shall have knowledge
	of	the legal, corporate management, or insurance issues relevant to the matters in dispute. Each
	party	shall share equally the expenses of the non-binding mediation or binding arbitration.

CVS FL 11001 EX (10/08)

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Endorsement No.: 1

This endorsement, effective: July 1, 2010

(at 12:01 a.m. Standard Time at the address stated in Item 1 of the Declarations)

Forms a part of Policy No.: SISIXFL21025310
Issued to: All Fidelity Funds
By: Starr Indemnity and Liability Company

OFAC EXCLUSION

It is understood and agreed that Clause II., TERMS AND CONDITIONS, is amended by adding the following exclusion:

OFAC EXCLUSION

This policy shall not cover any loss in connection with any Claim in the event that such coverage would not be in compliance with any United States of America economic or trade sanctions, laws or regulations, including but not limited to the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar foreign, federal, state or statutory law or common law.

All other terms and conditions of this Policy remain unchanged.

CVS FL 10301 EX (10/08)

Endorsement No.: 2

This endorsement, effective: July 1, 2010

(at 12:01 a.m. Standard Time at the address stated in Item 1 of the Declarations)

Forms a part of Policy No.: SISIXFL21025310
Issued to: All Fidelity Funds
By: Starr Indemnity and Liability Company

NUCLEAR EXCLUSION

It is understood and agreed that Clause II., TERMS AND CONDITIONS, is amended by adding the following exclusion:

This Policy shall not cover any Loss in connection with any Claim alleging, arising out of, based upon or attributable to nuclear fission, nuclear fusion, radioactive contamination or the hazardous properties of any nuclear materials.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

CVS FL 10373 EX (06-09)

Endorsement No.: 3

This endorsement, effective: July 1, 2010

(at 12:01 a.m. Standard Time at the address stated in Item 1 of the Declarations)

Forms a part of Policy No.: SISIXFL21025310
Issued to: All Fidelity Funds
By: Starr Indemnity and Liability Company

RELIANCE ENDORSEMENT
(other applications)

In granting coverage under this Policy, it is understood and agreed that the Insurer has relied upon the statements, representations and warranties contained in all applications, warranty statements, together with attachments and any other materials submitted for this Policy (including all such previous policy applications, and their attachments and materials, for which this Policy is a renewal or succeeds in time), as being accurate and complete. It is further understood and agreed that the Insureds warrant and represent to the Insurer that the statements, representations and warranties made in such application(s) were accurate on the date such statements and representations were so given. All such statements and representations in such application(s) are the basis of this Policy and are to be considered as incorporated into this Policy.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

CVS FL 10305 EX (10/08)

Endorsement No.: 4

This endorsement, effective: July 1, 2010

(at 12:01 a.m. Standard Time at the address of the Named Insured as shown in Item 1 of the Declarations)

Form a part of Policy No.: SISIXFL21025310
Issued to: All Fidelity Funds
By: Starr Indemnity and Liability Company

MASSACHUSETTS AMENDATORY ENDORSEMENT

This endorsement modifies insurance coverage provided under the EXCESS INSURANCE FOLLOWING FORM POLICY.

It is understood and agreed that paragraph H. CANCELLATION CLAUSE of Clause II. TERMS AND

CONDITIONS is deleted and replaced by the following:

H.	CANCELLATION AND NON-RENEWAL CLAUSE
1.	The Insurer may only cancel this Policy for non-payment of premium. The Insurer shall mail or deliver written notice of cancellation to the Named Insured not less than ten (10) days prior to the effective date of cancellation. Notice of cancellation shall be delivered or mailed to the Named Insured, at the Named Insured’s last known address, and the agent of record for the Named Insured, if applicable. No written notice of cancellation shall be deemed effective unless the Insurer obtains a certificate of mailing receipt from the U.S. Postal Service showing the name and address of the Named Insured as stated in the Policy. The affidavit of any officer, agent or employee of the Insurer, duly authorized for that purpose, that such notice has been served shall be prima facie evidence that cancellation has been duly effected. If the Policy is made payable to a mortgagee or any person other than the Named Insured, notice shall be given to the mortgagee or other person in the manner provided above.
2.	If the Insurer decides not to renew this Policy the Insurer shall mail or deliver written notice to the Named Insured at least forty-five (45) days prior to the expiration of the Policy Period.

All other provisions remain unchanged.

CVS FL 10570 EX (8/09)

Endorsement No.: 5

This endorsement, effective: July 1, 2010

(at 12:01 a.m. Standard Time at the address stated in Item 1 of the Declarations)

Forms a part of Policy No.: SISIXFL21025310
Issued to: All Fidelity Funds
By: Starr Indemnity and Liability Company

TIE-IN OF LIMITS ENDORSEMENT –
SPECIFIED OTHER POLICIES

It is understood and agreed that the Insurer’s combined and maximum Limit of Liability under this policy and the Listed Policies shall be $10,000,000.

This policy’s Limit of Liability shall be reduced in an amount equal to any payment of loss made under the Listed Policies. The Listed Policies’ limits of liability are part of, and not in addition to, this policy’s Limit of Liability.

This endorsement shall not serve to increase the Limit of Liability of this policy or of any of the Listed Policies.

Solely as used in this endorsement, the term “Listed Policies” shall mean the following policies issued by the Insurer:

Named Insured All Fidelity Funds	Policy Number SISIXFL21025410

“Listed Policies” shall also mean any policy issued by the Insurer: (i) that has been replaced by, or has preceded, any of the above policies; or (ii) for which any of the above policies is a renewal.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

CVS FL 10888 EX (5/10)

Endorsement No.: 6

This endorsement, effective: July 1, 2010

(at 12:01 a.m. Standard Time at the address stated in Item 1 of the Declarations)

Forms a part of Policy No.: SISIXFL21025310
Issued to: All Fidelity Funds
By: Starr Indemnity and Liability Company

QUOTA SHARE ENDORSEMENT

It is agreed:

1.	This Policy is part of a quota share layer of insurance coverage for the Insured, which consists of the following participants:

Insurer	Limit of Liability
Starr Indemnity & Liability Company	$10,000,000
Axis Insurance Company	$5,000,000

Total Quota Share Layer Limit of Liability: $15,000,000 excess of $85,000,000
The Insurer shall be liable only for such portion of any covered loss as this Policy’s Aggregate Limit of Liability as set forth above bears to the total quota share layer limit of liability as set forth above. In no event shall the Insurer be liable for an amount greater than such portion of covered Loss, whether or not the other insurers in the quota share layer pay their respective portion of such loss.
2.	The Insurer shall separately have all of the rights granted to the Insurer under this Policy and/or any Underlying Policy with respect to any Claim, including without limitation the right to consent to any Defense Costs, settlement or other loss and the right to participate in the investigation, settlement or defense of any covered Claim. No other insurer shall exercise any such rights on behalf of the Insurer without the express written consent of the Insurer. In addition, the Insured shall give any notice under this Policy to the Insurer, and any notice given to any other insurer shall not constitute notice to the Insurer.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

CVS FL 10930 EX (7-10)

Endorsement No.: 7

This endorsement, effective: July 1, 2010

(at 12:01 a.m. Standard Time at the address of the Named Insured as shown in Item 1 of the Declarations)

Form a part of Policy No.: SISIXFL21025310
Issued to: All Fidelity Funds
By: Starr Indemnity and Liability Company

MASSACHUSETTS POLICYHOLDER NOTICE

IMPORTANT NOTICE TO ALL MASSACHUSETTS POLICYHOLDERS:

In the event of a complaint, please contact us at:

Starr Indemnity & Liability Company
Attn: Financial Lines Department
399 Park Avenue
8th Floor
New York, NY 10022
Phone: 646.227.6377

If you have been unable to contact or obtain satisfaction from the Insurer, you may contact the Massachusetts Division of Insurance to obtain information or make a complaint at:

Commonwealth of Massachusetts

Division of Insurance

One South Station, 5th Floor

Boston, MA 02110-2208

CVS FL 10569 EX (8/09)